TRANSFER AGENCY AGREEMENT

    THIS AGREEMENT is made as of the 21st day of February 2001 by and between U.S. Global Investors Funds, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 7900 Callaghan Road, San Antonio, Texas 78229 (hereinafter referred to as the "Trust"), and United Shareholder Services, Inc., a Texas corporation authorized to do business at 7900 Callaghan Road, San Antonio, Texas 78229 (hereinafter referred to as the "Transfer Agent").

WITNESSETH:

    That for and in consideration of the mutual promises hereinafter set forth, the Trust on behalf of each Sub-Trust and the Transfer Agent agree as follows:

    1. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        (a) "Authorized Person" includes the President, any Vice President, the Secretary, Treasurer, the persons listed in Appendix A hereto, or any other person, whether or not the person is an Officer or employee of the Trust, duly authorized to give Oral Instructions and Written Instructions on behalf of the Trust as indicated in a certification pursuant to Section 7(d) or 7(e) hereof as the Transfer Agent may receive from time to time;

        (b) "Certificate" means any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent, which the Transfer Agent actually receives and which any two Officers of the Trust have signed on its behalf;

        (c) "Commission" has the meaning given it in the 1940 Act;

        (d) "Custodian" refers to the custodian of all of the securities and other moneys the Trust owns;

        (e) "Declaration   of  Trust"  means  the  Master  Trust  Agreement  and
            Declaration of Trust of United Services Funds dated July 31, 1984, as it is amended from time to time;

        (f) "Officer" means the President, Vice President, Secretary, and Treasurer;

        (g) "Oral Instructions" means instructions orally communicated to and actually received by the Transfer Agent from an Authorized Person or from a person the Transfer Agent reasonably believes to be an Authorized Person;

        (h) "Prospectus" means the most current effective prospectus relating to the particular Sub-Trust's Shares under the Securities Act of 1933, as amended;

        (i) "Shares" refers to the transferable units of interest into which the beneficial interest in the Trust or any Sub-Trust of the Trust (as the context may require) shall be divided from time to time;

        (j) "Shareholder" means a record owner of Shares;

        (k) "Sub-Trust" means each series of Shares established and designated under or in accordance with the provisions of Article IV of the Declaration of Trust, as listed in Appendix C, as the Trust may modify from time to time;

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        (l) "Trust" refers to the Massachusetts business trust established under the Declaration of Trust;

        (m) "Trustees" or "Board of Trustees" refers to the duly elected Trustees of the Trust;

        (n) "Written Instruction" means a written communication the Transfer Agent actually receives from an Authorized Person or from a person the Transfer Agent reasonably believes to be an Authorized Person by telex or any other system whereby the receiver of a communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of the communication; and

        (o) The "1940 Act" refers to the Investment Company Act of 1940 and the regulations thereunder.

    2. REPRESENTATION OF TRANSFER AGENT. The Transfer Agent does hereby represent and warrant to the Trust that it is duly registered as a transfer agent as provided in Section 17A(c) of the Securities Exchange Act of 1934, as amended. The Transfer Agent represents that it is duly organized and existing and in good standing under the laws of the state of Texas; that it is empowered under applicable laws and by its organizational documents and By-laws to enter into and perform this agreement; that all necessary filings with the states will have been made and will be current during the term of this agreement; and that no legal or administrative proceedings have been instituted or threatened that would impair the Transfer Agent's ability to perform its duties and obligations under this Agreement.

    3. REPRESENTATIONS OF THE TRUST. The Trust represents to the Transfer Agent that, as of the date hereof, all outstanding Shares are validly issued, fully paid, and non-assessable by the Trust. The Trust may hereafter issue an unlimited number of Shares of each Sub-Trust presently existing or hereafter created. When Shares are hereafter issued in accordance with the terms of the Prospectus, the Shares shall be validly issued, fully paid, and non-assessable by the Trust. The Trust represents that it is validly existing under the laws of the Commonwealth of Massachusetts; that it is empowered under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this agreement; that it is registered under the 1940 Act; that a registration statement on Form N-1A has been filed and will be effective during the term of this agreement; that all necessary filings with the states (including all registration or filing fees) will have been made and will be current during the term of this agreement; and that no legal or administrative proceedings have been instituted or threatened that would impair the Fund's ability to perform its duties and obligations under this Agreement.

    4. APPOINTMENT OF THE TRANSFER AGENT. The Trust hereby appoints and constitutes the Transfer Agent as transfer agent for all of the Shares of each Sub-Trust of the Trust in existence as of the date hereof, and as shareholder-servicing agent for the Trust and the Transfer Agent accepts these appointments and agrees to perform the duties herein set forth. If the Board of Trustees, pursuant to Article IV of the Declaration of the Trust, hereafter designates and establishes one or more new Sub-Trusts, the Transfer Agent agrees that it will act as transfer agent and shareholder servicing agent for the new Sub-Trust(s) on the terms set forth herein. The Trust shall cause a written notice to be sent to the Transfer Agent to the effect that it has established a new Sub-Trust and that it appoints the Transfer Agent as transfer agent and shareholder servicing agent for the new Sub-Trust. Compensation of the Transfer


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

        Agent shall be established pursuant to Section 5 hereof. The Trust shall provide any documents as are specified in Sections 6 and 7 hereof as the Transfer Agent may reasonably request.

    5.  COMPENSATION.

        (a) Each Sub-Trust will compensate the Transfer Agent for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto and incorporated herein for the existing Sub-Trusts, except as provided in paragraph 5(e) of this Agreement. The Fee Schedule shall specify out-of-pocket disbursements of the Transfer Agent for which the Transfer Agent shall be entitled to bill separately. No Sub-Trust shall be liable for any expenses, debts, or obligations arising under this Agreement of any other Sub-Trust.

        (b) The parties will agree upon the compensation for acting as Transfer Agent for any Sub-Trust hereafter designated and established at the time that the Transfer Agent commences serving as transfer agent for that Sub-Trust, and this agreement shall be reflected in a Fee Schedule for that Sub-Trust, dated and signed by an authorized officer of each party, to be attached to this Agreement.

        (c) Any compensation to be paid under this agreement may be adjusted by attaching to this Agreement a revised Fee Schedule, approved by the Board of Trustees of the Trust and dated and signed by an Officer of each party.

        (d) The Transfer Agent will bill the Trust for each Sub-Trust as soon as practicable after the end of each calendar month, and the billings will be detailed in accordance with the Fee Schedule for each Sub-Trust. The Trust promptly will pay the amount of the bill to the Transfer Agent.

        (e) From time to time the Transfer Agent may request that the Trust pay for part or all of the services or products provided through, or maintenance or improvements made to, the Trust's website. These costs include, but are not limited to, providing online account access and banking transactions, shareholder communications via e-mail, online NAV information, and responding to online requests from current investors for a prospectus or other fund information. The Trust shall pay for that portion of the costs which represents the portion of website visitors who are shareholders accessing the website to obtain or change account information, to engage n transactions related to their existing accounts, or to obtain or request information about the Trust. These costs shall be allocated pursuant to reasonable procedures or formulae mutually agreed upon from time to time, which procedures or formulae shall to the extent practicable reflect studies of relevant empirical data.

    6. DOCUMENTS. In connection with the appointment of the Transfer Agent, the Trust shall, on or before the date this Agreement goes into effect, provide copies of the following documents to the Transfer Agent:

        (a) A copy of the Declaration of Trust as then in effect;

        (b) A copy of the By-laws of the Trust, as then in effect;

        (c) A copy of the resolution of the Trustees authorizing this Agreement;

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

        (d) If applicable, a specimen of the certificate for Shares of each Sub-Trust of the Trust in the form the Trustees approved, with a certificate of the Secretary of the Trust as to this approval;

        (e) All account application forms and other documents relating to Shareholder accounts or relating to any plan, program or service the Trust offers;

        (f) If applicable, a list of Shareholders of the existing Sub-Trusts with the name, address, and tax identification number of each Shareholder, and the number of Shares of the existing Sub-Trusts each Shareholder holds, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stops have been placed, together with the reasons for the stops, and the number of Shares the Sub-Trusts redeemed; and

        (g) A copy of the opinion of counsel for the Trust on the validity of the Shares and the status of the shares under the Securities Act of 1933.

    7. FURTHER DOCUMENTATION. The Trust will also furnish to the Transfer Agent from time to time the following documents:

        (a) Each resolution of the Trustees authorizing the original issue of Shares or establishing a new Sub-Trust;

        (b) Each Registration Statement filed with the Commission, and all amendments and orders pertaining to the Registration Statement, in effect for the sale of Shares of the Trust;

        (c) A copy of each amendment to the Declaration of Trust by the By-laws of the Trust;

        (d) Copies of each vote of the Trustees designating Authorized Persons to give instructions to the Transfer Agent;

        (e) Certificates as to any change in an Officer or Trustee of the Trust;

        (f) Specimens of all new certificates for Shares, accompanied by the Trustees' resolutions approving these forms; and

        (g) Any other certificates, documents, or opinions as the Transfer Agent and the Trust may mutually deem necessary or appropriate for the Transfer Agent in the proper performance of its duties.

    8.  DUTIES OF THE TRANSFER AGENT.

        (a) The Transfer Agent shall be responsible for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions, and for performing shareholder account administrative agent functions in connection with the issuance, transfer, and redemption or repurchase (including coordination with the Custodian) of the Trust's Shares. The details of the operating standards and procedures to be followed shall be determined from time to time as the Transfer Agent and the Trust agree.

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

        (b) The Transfer Agent will provide the services listed in Appendix B subject to the control, direction, and supervision of the Board and its designated agents and in compliance with the purchase, sale, and exchange provisions of the Trust's prospectus and statement of additional information as in effect from time to time.

        (c) The Transfer Agent shall record the issuance of shares pursuant to Rule 17Ad-10(e) of the 1934 Act and maintain a record of the total number of Shares of each Sub-Trust which are authorized, based upon data the Trust provides to it, and issued and outstanding. The Transfer Agent shall provide the Trust and its agent for preparing and making "blue sky" filings with the states on a regular basis with the total number of Shares of each Sub-Trust which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

        (d) The Transfer Agent shall create and maintain all records required by applicable laws, rules, and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as they may be amended from time to time, pertaining to the various functions the Transfer Agent performs and which are not otherwise created and maintained by another party pursuant to contract with the Trust. All such records shall be the property of the Trust at all times and shall be available for its inspection and use. When applicable, the Transfer Agent shall maintain these records for the periods and in the places required by Rule 31a-2 under the 1940 Act. The retention of such records shall be at the expense of the Trust. The Transfer Agent shall make available during regular business hours all record and other data created and maintained pursuant to this Agreement for the reasonable audit and inspection by the Trust, any person the Trust retains, or any regulatory agency having authority over the Trust.

        (e) In addition to the duties listed in Appendix B, the Transfer Agent shall perform other duties and functions and shall be paid for these services as the Transfer Agent and the Trust may from time to time agree in writing.

    9. RIGHT TO SEEK ASSURANCES. The Transfer Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions that the Transfer Agent, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claim adverse to the transfer or redemption. The Transfer Agent may, in effecting transfers, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as these may be amended from time to time, which in the opinion of legal counsel for the Trust or of its own legal counsel, protect it in not requiring certain documents in connection with the transfer or redemption of Shares of any Sub-Trust. The Trust shall indemnify the Transfer Agent for any act it does or omits to do in reliance upon these laws or opinions of counsel of the Trust or its own counsel.

    10. RELIANCE BY TRANSFER AGENT; INSTRUCTIONS.

        (a) The Transfer Agent shall be protected in acting upon any paper or document it believes to be genuine and to have been signed by an Authorized Person and shall not be held to have any


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

            notice of any change of authority of any person until receipt of written certification thereof from the Trust. It shall also be protected in processing Share certificates that it reasonably believes to bear the proper manual or facsimile signatures.

        (b) At any time, the Transfer Agent may apply to any Authorized Person of the Trust for Written Instructions, and at the expense of the Trust, may seek advice from legal counsel for the Trust or its own legal counsel, for any matter arising in connection with this Agreement, and it shall not be liable for any action it takes or does not take or suffers in good faith in accordance with these Written Instructions or with the opinion of counsel. In addition, the Transfer Agent, its officers, agents, or employees shall accept instructions or requests from any person representing or acting on behalf of the Trust only if the Transfer Agent, its officers, agents, or employees knows the representative to be an Authorized Person. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act it does upon the request or direction of Authorized Persons of the Trust.

        (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issue or sale of any Shares of the Trust, or the sufficiency of the amount to be received therefore; (ii) the legality of the redemption of any Shares of the Trust, or the propriety of the amount to be paid therefore; (iii) the legality of the Trust's declaration of any dividend, or the legality of the issue of any Shares of the Trust in payment of any stock dividend; or (iv) the legality of any recapitalization or readjustment of the Shares of the Trust.

    11. STANDARD OF CARE AND INDEMNIFICATION.

        (a) The Transfer Agent may, in connection with this Agreement, employ agents or attorneys in fact, and shall not be liable for any loss arising out of or in connection with its actions or the actions of its agents or attorneys in fact under this Agreement so long as the Transfer Agent acts in good faith and with due diligence, and is not negligent or guilty of any willful misconduct.

        (b) The Trust hereby agrees to indemnify and hold harmless the Transfer Agent from and against any and all claims, demands, expenses, and liabilities (whether with or without basis in fact of law) of any and every nature which the Transfer Agent may sustain or incur or which any person may assert against the Transfer Agent by reason of, or as a result of: (i) any action the Transfer Agent takes or omits to take in good faith in reliance upon any Certificate, instrument, order, or stock certificate it believed to be genuine and to be signed, countersigned, or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an Authorized Person of the Trust, or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any good action the transfer Agent takes or is permitted to take in connection with its appointment in good faith in reliance upon any law, act, regulation, or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. However, indemnification hereunder shall not apply to actions or omissions of the Transfer Agent or its directors, officers, employees, or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

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

    12. AFFILIATION BETWEEN TRUST AND TRANSFER AGENT. It is understood that the Trustees, officers, employees, agents, and Shareholders of the Trust are or may be interested in the Transfer Agent as directors, officers, employees, agents, stockholders, or otherwise, and that the directors, officers, employees, agents, or stockholders of the Transfer Agent may be interested in the Trust as Trustees, officers, employees, agents, Shareholders, or otherwise. The fact that the officers, Trustees, employees, agents, or Shareholders of the Trust are or may be affiliated persons (as defined in the 1940 Act) of the Transfer Agent shall not affect the validity of this Agreement.

    13. TERM.

        (a) This Agreement shall become effective on the date hereof (the "Effective Date") and shall continue so long as the continuance is specifically approved at least annually by either a majority of the Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act).

            Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Sub-Trust shall be effective to continue this Agreement for any Sub-Trust notwithstanding: (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Sub-Trust affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless this approval shall be required by any other applicable law or otherwise.

        (b) This Agreement may be terminated at any time without payment of any penalty by vote of the Trustees of the Trust or by the Transfer Agent on sixty (60) day written notice to the other party. In the event the Trust gives notice, notice shall be accompanied by a resolution of the Board of Trustees, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent.

    14. AMENDMENT. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement and authorized or approved by a resolution of the Board of Trustees.

    15. SUBCONTRACTING. The Trust agrees that the Transfer Agent may, in its discretion, subcontract for certain of the services to be provided hereunder.

    16. SECURITY. The Transfer Agent represents and warrants that, to the best of its knowledge, the various procedures and systems which the Transfer Agent has implemented for safeguarding from loss or damage attributable to fire, theft, or any other cause (including provision for twenty-four hours a day restricted access) the Trust's blank checks, records, and other data and the Transfer Agent's records, data, equipment, facilities, and other property used in the performance of its obligations hereunder are adequate and that it will make changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall periodically review these systems and procedures.

    17. MISCELLANEOUS.

        (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust or the Transfer Agent, shall be sufficiently given if addressed to that party


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

            and mailed or delivered to it at its office set forth below or at another place as it may from time to time designate in writing.

               TO THE TRUST:                   TO THE TRANSFER AGENT:
               U.S. Global Investors Funds     United Shareholder Services, Inc.
               7900 Callaghan Road             7900 Callaghan Road
               San Antonio, Texas 78229        San Antonio, Texas 78229
               Attention: President            Attention: President

        (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns, provided, however, that neither the Trust nor the Transfer Agent shall assign this Agreement without the written consent of the other.

        (c) This Agreement shall be construed in accordance with the laws of the State of Texas.

        (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but the counterparts shall, together, constitute only one instrument.

        (e) If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement (including the term or condition to the extent possible) shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

        (f) Neither party may assign this Agreement without the written consent of the other party.

        (g) The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive the party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

        (h) The Transfer Agent shall not be responsible or liable for any harm, loss, or damage the Trust, its investors, or other third parties suffer or for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control. In the event of such circumstances, the Transfer Agent shall use reasonable efforts under the circumstances to mitigate any adverse effects that such circumstances may have upon the Trust, its investors, or any third parties in connection with this Agreement. In the event of a force majeure, any resulting harm, loss, damage, failure, or delay by the Transfer Agent will not give the Trust the right to terminate this Agreement.

    18. LIMITATION OF LIABILITY OF TRUSTEES. It is expressly agreed that obligations of the Trust hereunder shall not be binding upon any Trustee, Shareholder, nominees, officers, agents, or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Trust, acting as such, and neither this authorization nor this execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Master Trust Agreement.

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

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

                                      U.S. GLOBAL INVESTORS FUNDS


    Attest:
    By: /s/ Stacy G. Henk             By: /s/ Frank E. Holmes
                                          -----------------------
                                          Frank E. Holmes
                                          President

    S E A L



                                      UNITED SHAREHOLDER SERVICES, INC.


    Attest:
    By: /s/ Stacy G. Henk             By: /s/ Susan B. McGee
                                          -----------------------
                                          Susan B. McGee
                                          President

    S E A L



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


                                  FEE SCHEDULE

     As compensation for all services the Transfer Agent renders and will render hereunder, each Sub-Trust shall pay to the Transfer Agent an annual fee per investor account for all Sub-Trusts, including equity, bond, and "money market" funds, an annual fee of $23 per account. In connection with obtaining/providing administrative services to the beneficial owners of Trust shares through broker-dealers, banks, trust companies, and similar institutions that provide these services and maintain an omnibus account with the Transfer Agent, each Sub-Trust shall pay to the Transfer Agent a monthly fee equal to one-twelfth (1/12) of 12.5 basis points (.00125%) of the value of the shares of the Sub-Trust held in accounts, at the institutions, which payment shall not exceed $1.92 times the average daily number of accounts holding Trust shares at the institution.

     The Transfer Agent shall be entitled to bill the Trust separately for all out-of-pocket disbursements incurred at the direction of the Trust, including, without limitation:

     (a) Costs of postage, envelopes, statements, confirmations, forms, labels, and any other materials required to be sent to shareholders;

     (b) Costs of stationery and postage for communications with individual shareholders regarding the investment accounts;

     (c)  Costs of microfilm, and microfilm and electronic storage;

     (d) Costs of storage of records to be maintained under applicable laws or regulations;

     (e) Telephone and line charges, including "800 service" shareholders use to contact the Transfer Agent, telephone equipment and maintenance contracts;

     (f)  Processing forms and printing thereof;

     (g)  Other usual and customary miscellaneous items; and

     (h) Electronic communications including firewall service for security 24 hours a day; router communications; bank transaction communications (modems), including modem telephone lines; server hardware (data warehousing, data security, data access); printers; PC hardware and software; and PC maintenance (support and training on computer hardware).

     With regard to the costs of items such as telephone and electronic communications charges which are susceptible to use for multiple purposes, the Trust shall pay for that portion of the costs which represent usage of such communications systems for communications by the Transfer Agent with shareholders of the Trust for purposes of fulfilling its duties as set forth in
Section 8 of the Agreement. These costs shall be allocated pursuant to reasonable procedures or formulae mutually agreed upon from time to time, which procedures or formulae shall to the extent practicable reflect studies of relevant empirical data.

     The Trust assesses Account Closing Fees, Small Account Charges, and Account Maintenance Fees to shareholders of certain Sub-Trusts in accordance with the Trust's prospectuses. These fees or

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

charges shall be paid directly to the Transfer Agent which will, in turn, apply these amounts first to its annual fee and then, in the event aggregate fees and charges exceed its annual fee, to out-of-pocket disbursements incurred at the direction of the Trust. The remainder, if any, shall be paid to the appropriate fund.


                                       11
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                                                                      APPENDIX A


                               AUTHORIZED PERSONS

     I, Frank E. Holmes, President, and I, Susan B. McGee, Secretary, of U.S. Global Investors Funds, a Massachusetts business trust (the "Trust"), do hereby certify that:

     The Board of Trustees of the Trust has duly authorized the following individuals in conformity with the Trust's Declaration of Trust and By-Laws to give Oral Instructions and Written Instructions on behalf of the Trust, and the signatures set forth opposite their respective names are their true and correct signatures:

     NAME               POSITION                      SIGNATURE


     Frank E. Holmes    President                     /s/ Frak E. Holmes
                        Chief Executive Officer       -------------------
                        Chief Investment Officer


     Susan B. McGee     Executive Vice President      /s/ Susan B. McGee
                        Secretary                     -------------------


     Bobby D. Duncan    Treasurer                     /s/ Bobby D. Duncan
                                                      -------------------

                                                                      APPENDIX B


                          DUTIES OF THE TRANSFER AGENT

     The following is a general description of the transfer agency services the Transfer Agent shall provide to each Sub-Trust.

     A. SHAREHOLDER RECORD KEEPING. Maintain shareholder and stock transfer records as required by the rules of the Securities and Exchange Commission, including records for each shareholder showing: (i) name, address, appropriate tax certification, and tax identifying number;
          (ii) number of shares of each Fund, portfolio, or class; (iii) historical information including, but not limited to, dividends paid, date and price of all transactions including individual purchases and redemptions, based upon appropriate supporting documents; (iv) any capital gain or dividend reinvestment order, application, specific address, payment and processing instructions and correspondence relating to the current maintenance of the account; (v) any stop or restraining order placed against a Shareholder's account; (vi) certificate numbers, denominations, and the name of the holder of record for any Shareholders holding certificates; (vii) any information required in order for the Transfer Agent to perform the calculations this Agreement contemplates or requires; and (viii) any other information and data as applicable law may require.

     B. SHARE ISSUANCE. Record the issuance of Shares of each Sub-Trust. Except as specifically agreed in writing between the Transfer Agent and the Trust, the Transfer Agent shall have no obligation when countersigning and issuing and/or crediting Shares to take cognizance of any other laws relating to the issue and sale of Shares except insofar as policies and procedures of the Stock Transfer Association recognize these laws.

     C. PURCHASE, EXCHANGE, TRANSFER, AND REDEMPTION ORDERS. Process all orders for the purchase, exchange, transfer, and redemption of shares of the Trust in accordance with the Trust's current prospectus and customary transfer agency policies and procedures, including electronic transmissions which the Trust acknowledges it has authorized, or in accordance with any instructions of the Trust or its agents which the Transfer Agent reasonably believes to be authorized.

          1. PURCHASES. Upon the sale of any Shares of a Sub-Trust, the Trust shall transmit, or cause to be transmitted, the following information to the Transfer Agent via a mutually acceptable means of communication, specifying: (i) the name of the Sub-Trust whose Shares were sold; (ii) the number of Shares sold, trade date, and price; (iii) the amount of money to be delivered to the Custodian for the sale of the Shares and specifically allocated to the Sub-Trust; and (iv) in the case of a new account, a new account application or sufficient information to establish an account.

               (a) The Transfer Agent will, upon its receipt of a check or other payment it identifies as an investment in Shares of a Sub-Trust and drawn or endorsed to the Transfer Agent as agent for, or identified as being for the account of, a Sub-Trust, promptly deposit the check or other payment to the appropriate account and make such postings as are

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

                    necessary to reflect the investment. The Transfer Agent will notify the Trust, or its designee, and the Custodian of all purchases and related account adjustments.

               (b) Under procedures as the Trust and Transfer Agent establish, the Transfer Agent shall issue to the purchaser or his authorized agent the Shares he is entitled to receive, based on the appropriate net asset value of the Sub-Trust's Shares, determined in accordance with the Trust's pricing procedures, as approved by the Board of Trustees. In issuing Shares to a purchaser or his authorized agent, the Transfer Agent shall be entitled to rely upon the latest directions, if any, the Transfer Agent previously received from the purchaser or his authorized agent concerning the delivery of the Shares.

               (c) The Transfer Agent shall not be required to issue any Shares of the Trust when it has received a Written Instruction from the Trust or written notification from any appropriate Federal or state authority that the sale of the Shares of the Sub-Trust in question has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon the Written Instruction or written notification.

               (d) Upon the issuance of any Shares of any Sub-Trust in accordance with the foregoing provision of this Section, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes the Trust is required to pay in connection with the issuance.

               (e) The Transfer Agent may establish additional policies and practices governing the transfer or registration of Shares as it may deem advisable and consistent with those transfer agents generally adopt.

          2. EXCHANGES, TRANSFERS, AND REDEMPTIONS. The Transfer Agent is authorized to review and process transfers of Shares of each
               Sub-Trust, exchanges between Sub-Trusts on the records of the Sub-Trusts the Transfer Agent maintains, exchanges between the Trust and other funds as the Trust's prospectus may permit, and redemptions of Shares of a Sub-Trust. If Shares to be transferred, exchanged, or redeemed are represented by outstanding certificates, the Transfer Agent will, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof, in the case of exchanges and transfers, countersign and issue new certificates for a like number of Shares and deliver the same or, in the case of a redemption, cause redemption proceeds to be paid to the shareholder. If the Shares to be exchanged, transferred, or redeemed are not represented by outstanding certificates, the Transfer Agent will, upon receipt of an order therefore by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books or process the redemption request. If Shares are to be exchanged for shares of another fund, the Transfer Agent will process the exchange in the same manner as a redemption of sale of Shares, except that it may in its discretion waive requirements for information and documentation.

     D. SHAREHOLDER COMMUNICATIONS. The Transfer Agent will transmit all communications by the Trust to its shareholders promptly following the Trust's delivery to the Transfer Agent of the material to be transmitted by mail, telephone, courier service, or electronically.

     E. PROXY MATERIALS. In connection with special meetings of Shareholders, the Transfer Agent will prepare Shareholder lists, assist with the mailing or transmission of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as teller at meetings, and certify Shares voted at meetings.

     F. RETURNED CHECKS. If any check or other order for the transfer of money is returned unpaid for any reason, the Transfer Agent will take any steps as it may, in its discretion, deem appropriate to protect the Trust from financial loss or as the Trust or its designee may instruct, and notify the Fund of the steps taken. If the Transfer Agent adheres to standard procedures, as the Trust and Transfer Agent agree upon from time to time, regarding purchases and redemptions of shares, the Transfer Agent shall not be liable for any loss the Sub-Trust suffers as a result of returned or unpaid purchase or redemption transactions. Except as mutually agreed upon from time to time, legal or other expenses incurred to collect amounts owed to a Sub-Trust as a consequence of returned or unpaid purchase or redemption transaction shall be an expense of that Sub-Trust. A Sub-Trust may, at its option, purchase insurance to reduce its potential losses from collection activities.

     G. SHAREHOLDER AND BROKER-DEALER CORRESPONDENCE. The Transfer Agent will investigate all Shareholder inquiries relating to Shareholder accounts and will answer all correspondence from Shareholders, securities brokers, and others relating to its duties hereunder and other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Trust.

     H. TAX REPORTING. The Transfer Agent shall file appropriate information returns concerning the payment of dividends and capital gain distributions with the proper Federal, State and local authorities as the Trust is required by law to file and shall withhold any sums required to be withheld by applicable law.

     I. DIVIDEND DISBURSING. The Transfer Agent will prepare and mail checks, place wire transfers, or credit income and capital gain payments to shareholders. The Trust will advise the Transfer Agent of the declaration of any dividend or distribution and the record and payable date thereof at least five (5) days prior to the record date. The Trust shall furnish to the Transfer Agent a resolution of the Board of Trustees of the Trust certified by the Secretary: (i) authorizing the declaration of dividends on a specified period basis and authorizing the Transfer Agent to rely on Oral Instructions or a Certificate specifying the date of the declaration of the dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined and the amount payable per share to Shareholders of record as of that date and the total amount payable to the Transfer Agent of the Trust on the payment date; or (ii) setting forth the date of the declaration of any dividend or distribution by a Sub-Trust, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, and the amount payable per share to the Shareholders of record as of that date and the total amount payable to the Transfer Agent on the payment date.

          The Transfer Agent will, on or before the payment date of any dividend or distribution, notify the Trust's Custodian of the estimated amount required to pay any portion of the dividend or distribution payable in cash, and on or before the payment date of the distribution, the Trust will instruct its Custodian to make available to the Transfer Agent sufficient funds for the cash amount to be paid out. If the Transfer Agent does not receive from the Custodian sufficient cash to pay all shareholders of the Trust as of the record date, the Transfer Agent shall, upon notifying the Trust, withhold payment to all Shareholders of record as of the record date until it receives sufficient cash for this purpose.

          If a shareholder is entitled to receive additional shares by virtue of any distribution or dividend, appropriate credits will be made to each shareholder's account. The Transfer Agent will calculate, prepare, and mail checks to, or (where appropriate) credit the dividend or distribution to the account of, Sub-Trust Shareholders, and maintain and safeguard all underlying records. The Transfer Agent will replace lost checks at its discretion and in conformity with regular business practices. The Transfer Agent will maintain all records necessary to reflect the crediting of dividends that are reinvested in Shares of the Trust, including without limitation daily dividends. The Transfer Agent shall not be liable for any improper payments made in accordance with a resolution of the Board of Trustees of the Trust.

     J. ESCHEATMENT. The Transfer Agent shall provide escheatment services abandoned accounts and returned checks under applicable law and report such actions to the Trust.

     K.   TELEPHONE  SERVICES.  The Transfer Agent will provide staff  coverage, training,  and  supervision in connection  with the Trust's  telephone line for shareholder inquiries, and will respond to inquiries concerning shareholder records, transactions the Transfer Agent processes, procedures to effect the shareholder records, and inquiries of a general nature relative to shareholder services.

     L. 12B-1. The Transfer Agent will calculate and process, or will cause to be processed, all 12b-1 payments in accordance with each Fund's current prospectus.

     M. COMMISSION PAYMENTS. The Transfer Agent will calculate and process all commission payments in accordance with each Fund's current prospectus.

     N. REQUESTS FOR INFORMATION. The Transfer Agent will provide all required information in a timely fashion in support of regulatory filings.

     O. SAS 70. The Transfer Agent will make available to the Trust's adviser independent auditor reports in compliance with SAS 70.

     P. REGULATORY CHANGES. The Transfer Agent will assist with the analysis and implementation of any changes required by regulatory bodies.

     Q.   The Transfer Agent will:

          1. Provide office facilities for the provision of the services contemplated herein (which may be in the offices of the Transfer Agent or its corporate affiliate);

          2. Provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;

          3. Furnish equipment and other materials necessary or desirable for provision of the services contemplated herein; and

          4. Keep records relating to the services provided hereunder in the form and manner as the Transfer Agent may deem appropriate or advisable. To the extent required by Section 31 of the 1940 Act and the rules thereunder, the Transfer Agent agrees that all records it prepares or maintains relating to the services provided hereunder are the property of the Funds and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Funds' expense, and made available in accordance with Section 31 and the rules thereunder. The Transfer Agent will make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, or any person the Trust retains. Upon reasonable notice by the Trust, the Transfer Agent shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust or any person the Trust retains. The Transfer Agent may, at its option at any time, and shall forthwith upon the Trust's demand, turn over to the Trust and cease to retain in the Transfer Agent's files, records and documents it created and maintained in performance of its services or for its protection. At the end of the six-year retention period, these records and documents either will be turned over to the Trust, or destroyed in accordance with the Trust's authorization.

     R. The Transfer Agent shall furnish the Trust any state notice filing reports, any periodic and special reports as the Trust may reasonably request, and other information, including Shareholder lists and statistical information concerning accounts, as the Trust and the Transfer Agent may agree upon.

                                                                      APPENDIX C


                             SUB-TRUSTS OF THE TRUST

     All American Equity Fund
     China Region Opportunity Fund
     Equity Income Fund
     Global Resources Fund
     Gold Shares Fund
     Near-Term Tax Free Fund
     Tax Free Fund
     U.S. Government Securities Savings Fund
     U.S. Treasury Securities Cash Fund
     World Gold Fund

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